                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 33-88799 of Infonet Services Corporation of our report dated November 19, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and of our report dated November 19, 1999, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP

Los Angeles, California

December 10, 1999